UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 8, 2015

1st Source Corporation
(Exact name of registrant as specified in its charter)

Indiana	0-6233	35-1068133
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

100 North Michigan Street, South Bend, Indiana 46601
(Address of principal executive offices) (Zip Code)

574-235-2000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01    Other Events.

As previously reported, 1st Source Bank, as the trustee (the “Trustee”) of the Morris Family Trusts for Ernestine M. Raclin, Chairman Emeritus of the Company, and other beneficiaries, requested approval of the Probate Court of St. Joseph County Indiana to divide the Morris Family Trusts into four separate family trust lines. The Trustee also sought other relief regarding the trusts including approving its accounts. The action was taken for financial and estate planning purposes, including the possible divesture of some 1st Source Corporation common stock owned by the Trusts. Shares at issue in the probate action held by the Morris Family Trusts represent approximately 21% of the outstanding common stock of the Company. 1st Source Bank has served as Trustee continuously since 1985. The four family trust lines correspond to the four children of Mrs. Raclin. (Mrs. Raclin's daughter, Carmen is the wife of Christopher J. Murphy III, the Chairman of the Board and Chief Executive Officer of the Company.) In a response filed on September 28, 2012, two of the siblings and their respective children filed a joint answer to the Trustee’s petition and a counter-petition setting forth their objection to the Trustee’s proposed division of the Morris Family Trusts into four family trust lines. They also sought affirmative relief, alleging that the Trustee breached its duties by, among other things, failing to diversify the assets in the Morris Family Trusts.

The parties reached a settlement of these proceedings, which was approved by the Court on October 8, 2015 and became effective on such date. Pursuant to the settlement agreement, the Morris Family Trusts were divided into the four separate family trust lines and the trusts were modified to allow representatives of the four respective family trust lines (if and when they so choose) to direct the trustee (or appoint a special trustee) to diversify the 1st Source stock holdings in such trusts. As part of the settlement, 1st Source Corporation agreed to cooperate with actions of the trustee to liquidate 1st Source shares at the respective and separate future directions of such family representatives that may be given from time to time. Such cooperation includes filing, and maintaining the effectiveness of, a “shelf” registration statement with the Securities and Exchange Commission covering such trust shares and shares held by members of the families within such family lines. Each family line representative may also separately direct the trustee to vote 1st Source shares in the trusts of such family line in accordance with the recommendations of a public proxy guidance service. If the family representative appoints a special trustee for shares in one or more trusts in such representative’s family group, the special trustee will have power to vote such shares. Pursuant to the settlement, 1st Source Bank agreed to afford a credit in respect of certain trustee fees associated with the trusts in the amount of $150,000 and 1st Source agreed to bear up to $400,000 of certain expenses associated with potential transactions in future periods to diversify 1st Source shares held in the Morris Family Trusts.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

1st SOURCE CORPORATION
(Registrant)

Date: October 9, 2015	/s/ ANDREA G. SHORT
Andrea G. Short
Treasurer and Chief Financial Officer
Principal Accounting Officer